Exhibit 99.1

Finish Line Reports Third Quarter Fiscal Year 2017 Results

INDIANAPOLIS, December 21, 2016 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended November 26, 2016.

For the thirteen weeks ended November 26, 2016:

●	Consolidated net sales were $371.7 million, an increase of 3.0% over the prior year period.

●	Finish Line comparable store sales increased 0.7%.

●	Finish Line Macy’s sales increased 33.2%.

●	On a GAAP basis, diluted loss per share from continuing operations were $(0.26).

●	Non-GAAP diluted loss per share from continuing operations, which primarily excludes severance related charges, were $(0.24).

●	As a result of the company’s process to explore strategic alternatives for the JackRabbit business, the results of JackRabbit have been reported within discontinued operations.

“We are disappointed that our third quarter sales and earnings fell short of our expectations,” said Sam Sato, Chief Executive Officer of Finish Line. “Steep declines in apparel and accessories offset a high-single digit footwear comp gain and a 33% sales increase in our Macy’s business. While we continue to work on narrowing our soft goods assortment and aligning our offering with customer demand, our primary focus remains on growing the cornerstones of the Company’s foundation - our Finish Line footwear business and our partnership with Macy’s - through enhanced customer engagement. At the same time, we are making progress developing a more efficient operating model that drives increased profitability and greater shareholder value over the long-term. We are now fully benefitting from our enhanced supply chain and are just beginning to realize the $6 million in annualized savings from our actions aimed at streamlining our organizational structure. Despite our recent underperformance, we remain confident in the strategic course we have set for the Finish Line.”

Balance Sheet

As of November 26, 2016, consolidated merchandise inventories increased 4.6% to $401.5 million compared to $383.8 million as of November 28, 2015.

The company repurchased 250,000 shares of common stock in the third quarter, totaling $5.8 million. The company has 5.0 million shares remaining on its current Board authorized repurchase program.

As of November 26, 2016, the company had $33.3 million in cash and cash equivalents and $17.0 million of interest-bearing debt.

Outlook

For the fiscal year ending February 25, 2017, the company now expects Finish Line comparable store sales to range between flat to up 1% and non-GAAP diluted earnings per share from continuing operations between $1.24 and $1.30.

For the fourth quarter ending February 25, 2017, the company expects Finish Line comparable store sales to be down between 3%-5% and non-GAAP diluted earnings per share from continuing operations between $0.68 and $0.73.

Included in this updated outlook is an expected tax refund delay shifting sales from the fourth quarter of fiscal year 2017 into the first quarter of fiscal year 2018. We anticipate this timing difference will reduce fourth quarter Finish Line comparable store sales by 2%-3% and earnings per share from continuing operations between $0.06 and $0.08.

Q3 Fiscal 2017 Conference Call Today, December 21, 2016 at 8:30 a.m.

The company will host a conference call for investors today, December 21, 2016, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (US and Canada) or 660-422-4970 (International), conference ID #33682474. The live conference call will also be accessible online at www.finishline.com. A replay of the conference  call can be accessed approximately two hours following the completion of the call  by dialing 855-859-2056, conference ID #33682474. This recording will be made available through Saturday, January 21, 2017. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including selling, general and administrative expenses, operating income, income tax expense, net income from continuing operations, and diluted earnings per share from continuing operations, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 970 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates JackRabbit (previously referred to by the company as Running Specialty Group), which includes 66 specialty running stores in 17 states and the District of Columbia under the JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter at Twitter.com/JackRabbit or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 26, 2016	November 28, 2015	November 26, 2016	November 28, 2015
Net sales	$371,741	$361,025	$1,286,941	$1,239,137
Cost of sales (including occupancy costs)	272,377	277,986	900,691	874,115
Gross profit	99,364	83,039	386,250	365,022
Selling, general, and administrative expenses	118,133	115,716	352,193	333,242
Impairment charges and store closing costs	—	167	182	495
Operating (loss) income	(18,769)	(32,844)	33,875	31,285
Interest expense, net	(152)	(3)	(178)	(4)
(Loss) income from continuing operations before income taxes	(18,921)	(32,847)	33,697	31,281
Income tax (benefit) expense	(8,332)	(13,389)	10,841	11,118
Net (loss) income from continuing operations	(10,589)	(19,458)	22,856	20,163
Net loss from discontinued operations, net of tax	(29,849)	(2,377)	(31,593)	(2,403)
Net (loss) income	(40,438)	(21,835)	(8,737)	17,760
Net loss attributable to redeemable noncontrolling interest of discontinued operations	—	—	—	96
Net (loss) income attributable to The Finish Line, Inc.	$(40,438)	$(21,835)	$(8,737)	$17,856
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders:
Continuing operations	$(0.26)	$(0.44)	$0.54	$0.44
Discontinued operations	$(0.74)	$(0.05)	$(0.75)	$(0.05)
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders	$(1.00)	$(0.49)	$(0.21)	$0.39
Diluted weighted average shares	40,511	44,542	41,234	45,211
Dividends declared per share	$0.10	$0.09	$0.30	$0.27

Finish Line store activity for the period:
Beginning of period	585	620	591	637
Opened	1	3	6	8
Closed	(6)	(6)	(17)	(28)
End of period	580	617	580	617
Square feet at end of period			3,224,813	3,390,971
Average square feet per store			5,560	5,496
Branded shops within department stores activity for the period:
Beginning of period	391	394	392	395
Opened	1	1	1	1
Closed	—	(1)	(1)	(2)
End of period	392	394	392	394
Square feet at end of period			539,923	478,134
Average square feet per shop			1,377	1,214

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 26, 2016	November 28, 2015	November 26, 2016	November 28, 2015
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	73.3	77.0	70.0	70.5
Gross profit	26.7	23.0	30.0	29.5
Selling, general, and administrative expenses	31.7	32.1	27.4	27.0
Impairment charges and store closing costs	—	—	—	—
Operating (loss) income	(5.0)	(9.1)	2.6	2.5
Interest expense, net	(0.1)	—	—	—
(Loss) income from continuing operations before income taxes	(5.1)	(9.1)	2.6	2.5
Income tax (benefit) expense	(2.3)	(3.7)	0.8	0.9
Net (loss) income from continuing operations	(2.8)	(5.4)	1.8	1.6
Net loss from discontinued operations, net of tax	(8.1)	(0.6)	(2.5)	(0.2)
Net (loss) income	(10.9)	(6.0)	(0.7)	1.4
Net loss attributable to redeemable noncontrolling interest of discontinued operations	—	—	—	—
Net (loss) income attributable to The Finish Line, Inc.	(10.9)%	(6.0)%	(0.7)%	1.4%

	Condensed Consolidated Balance Sheets
	November 26, 2016	November 28, 2015	February 27, 2016
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$33,297	$55,273	$79,495
Merchandise inventories, net	401,528	383,758	347,966
Other current assets	47,689	72,351	62,368
Assets held for sale	31,935	85,674	80,795
Property and equipment, net	258,313	274,098	239,067
Other assets, net	8,874	8,622	7,857
Total assets	$781,636	$879,776	$817,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities, excluding the revolving credit facility and liabilities held for sale	$230,237	$237,490	$207,906
Revolving credit facility	17,000	—	—
Liabilities held for sale	15,344	17,646	15,185
Deferred credits from landlords	32,401	30,245	30,503
Other long-term liabilities	20,986	36,806	36,310
Shareholders’ equity	465,668	557,589	527,644
Total liabilities and shareholders’ equity	$781,636	$879,776	$817,548

Reconciliation of Selling, General, and Administrative Expenses, GAAP to
Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 26, 2016		November 28, 2015		November 26, 2016		November 28, 2015
Selling, general, and administrative expenses, GAAP	$118,133	31.7%	$115,716	32.1%	$352,193	27.4%	$333,242	27.0%
Employee severance, retirement, and other costs	(2,132)	(0.5)	—	—	(2,132)	(0.2)	—	—
Selling, general, and administrative expenses, Non-GAAP	$116,001	31.2%	$115,716	32.1%	$350,061	27.2%	$333,242	27.0%

Reconciliation of Operating (Loss) Income, GAAP to Operating (Loss) Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 26, 2016		November 28, 2015		November 26, 2016		November 28, 2015
Operating (loss) income, GAAP	$(18,769)	(5.0)%	$(32,844)	(9.1)%	$33,875	2.6%	$31,285	2.5%
Employee severance, retirement, and other costs	2,132	0.5	—	—	2,132	0.2	—	—
Impairment charges and store closing costs	—	—	167	—	182	—	495	0.1
Operating (loss) income, Non-GAAP	$(16,637)	(4.5)%	$(32,677)	(9.1)%	$36,189	2.8%	$31,780	2.6%

Reconciliation of Income Tax (Benefit) Expense, GAAP to Income Tax (Benefit) Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 26, 2016		November 28, 2015		November 26, 2016		November 28, 2015
Income tax (benefit) expense, GAAP	$(8,332)	(2.3)%	$(13,389)	(3.7)%	$10,841	0.8%	$11,118	0.9%
Tax effect of:
Employee severance, retirement, and other costs	1,453	0.4	—	—	1,453	0.2	—	—
Impairment charges and store closing costs	—	—	64	—	70	—	191	—
Income tax (benefit) expense, Non-GAAP	$(6,879)	(1.9)%	$(13,325)	(3.7)%	$12,364	1.0%	$11,309	0.9%

Reconciliation of Net (Loss) Income From Continuing Operations, GAAP to
Net (Loss) Income From Continuing Operations, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 26, 2016		November 28, 2015		November 26, 2016		November 28, 2015
Net (loss) income from continuing operations, GAAP	$(10,589)	(2.8)%	$(19,458)	(5.4)%	$22,856	1.8%	$20,163	1.6%
Employee severance, retirement, and other costs, net of income taxes	679	0.1	—	—	679	—	—	—
Impairment charges and store closing costs, net of income taxes	—	—	103	—	112	—	304	0.1
Net (loss) income from continuing operations, Non-GAAP	$(9,910)	(2.7)%	$(19,355)	(5.4)%	$23,647	1.8%	$20,467	1.7%

Reconciliation of Diluted (Loss) Earnings Per Share From Continuing Operations, GAAP to
Diluted (Loss) Earnings Per Share From Continuing Operations, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 26, 2016	November 28, 2015	November 26, 2016	November 28, 2015
Diluted (loss) earnings per share from continuing operations, GAAP	$(0.26)	$(0.44)	$0.54	$0.44
Employee severance, retirement, and other costs, net of income taxes	0.02	—	0.02	—
Impairment charges and store closing costs, net of income taxes	—	—	—	0.01
Diluted (loss) earnings per share from continuing operations, Non-GAAP	$(0.24)	$(0.44)	$0.56	$0.45
Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
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317-613-6577	317-613-6914